As filed with the Securities and Exchange Commission on August 4, 1997
                            Registration No. 33-62010


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                             Ohio Valley Banc Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Ohio                                           31-1359191
-------------------------------                        -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


                                420 Third Avenue
                             Gallipolis, Ohio 45631
                                 (614) 446-2631
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)


                                                  With a copy to:
Elizabeth Turrell Farrar, Esq.
Vorys, Sater, Seymour and Pease                   Jeffrey E. Smith
52 East Gay Street                                Ohio Valley Banc Corp.
P.O. Box 1008                                     420 Third Avenue
Columbus, Ohio  43216-1008                        Gallipolis, OH  45631
(614) 464-5607                                    (614) 446-2631
-------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: August 15, 1997 or as soon as possible after the effective date of this Post-Effective Amendment No. 1.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PROSPECTUS


                             OHIO VALLEY BANC CORP.
                                420 Third Avenue
                             Gallipolis, Ohio 45631
                                 (614) 446-2631

             DIVIDEND REINVESTMENT AND EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------

                              524,171 COMMON SHARES
                               (without par value)

--------------------------------------------------------------------------------
         Ohio Valley Banc Corp. (the "Company") is offering to its shareholders and employees of the Company and its subsidiaries a simple and convenient method to purchase common shares, without par value (the "Common Shares"), of the Company without payment of any brokerage commission or service charge pursuant to a Dividend Reinvestment and Employee Stock Purchase Plan (the "Plan"). The Plan permits full or partial reinvestment of cash dividends paid on the Common Shares, permits record shareholders and participants in the Company's Employees' Stock Ownership Plan and Trust (the "ESOP") to make voluntary cash payments of $100 to $2,000 for each three-month period ending on January 31, April 30, July 31 or October 31 and permits non-shareholder employees to make limited initial purchases ($100 to $2,000) of Common Shares through the Plan.

         Common  Shares  purchased  under  the Plan may be newly  issued  Common
Shares or Common Shares purchased for participants in the open market, at the Company's option. Common Shares purchased for participants in the Plan will be purchased at market price.

         The Company reserves the right to modify, suspend or terminate the Plan at any time. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.

         Shareholders enrolled in the Company's Dividend Reinvestment Plan will continue to be enrolled in the Plan unless they notify The Ohio Valley Bank Company ("Ohio Valley Bank"), administrator for the Plan, that they wish to withdraw from participation. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

         This Prospectus relates to an offering of Common Shares of the Company registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

         The Common Shares which are being offered pursuant to this Prospectus are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary and are not insured by the Federal Deposit Insurance Corporation or any other government agency. Investment in Common Shares of the Company, as with any investment in securities, involves investment risks, including the possible loss of principal.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is August 4, 1997

                                TABLE OF CONTENTS


AVAILABLE INFORMATION....................................................     3
DOCUMENTS INCORPORATED BY REFERENCE......................................     3
THE COMPANY..............................................................     4
DESCRIPTION OF THE OHIO VALLEY BANC CORP. DIVIDEND
    REINVESTMENT AND EMPLOYEE STOCK PURCHASE PLAN........................     4
USE OF PROCEEDS..........................................................    19
THE COMMON SHARES........................................................    19
REPORTS TO SHAREHOLDERS..................................................    21
INDEMNIFICATION OF DIRECTORS AND OFFICERS................................    21
LEGAL MATTERS............................................................    22
EXPERTS..................................................................    22




No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus at any time nor any sale made pursuant to this Prospectus shall, under any circumstance, create any implication that the information herein is correct as of any time after its date or that there has been no change in the business or affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers of the Company, their compensation, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements, information statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can be obtained by mail from the Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains reports, proxy statements, information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the Commission's Website is http://www.sec.gov. In addition, the Company's Common Shares are traded on The Nasdaq Stock Market and reports, proxy statements, information statements and other information filed by the Company can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Common Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at the prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement, including the exhibits thereto.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997. All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to any person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus, other than exhibits. Requests should be made in writing to the Secretary of Ohio Valley Banc Corp., 420 Third Avenue, Gallipolis, Ohio 45631, or by telephone at (614) 446-2631.

                                   THE COMPANY

         The Company is an Ohio bank holding company. Its principal activity is owning and operating its wholly-owned subsidiaries, Ohio Valley Bank, an Ohio state-chartered bank, and Loan Central, Inc., an Ohio-chartered consumer finance company. The principal executive offices of the Company are located at 420 Third Avenue, Gallipolis, Ohio 45631. Its telephone number is (614) 446-2631. Additional information concerning the Company and its business activities is contained in the incorporated documents, to which reference is hereby made.

                    DESCRIPTION OF THE OHIO VALLEY BANC CORP.
             DIVIDEND REINVESTMENT AND EMPLOYEE STOCK PURCHASE PLAN

Purpose

         The purpose of the Plan is to provide record holders of the Company's Common Shares and employees of the Company and its subsidiaries with a convenient and economical method of purchasing Common Shares. The Plan offers record shareholders and participants in the ESOP a systematic method of investing their cash dividends in Common Shares without the payment of any brokerage commission, service charge or other expense. The Plan also permits shareholders of record and participants in the ESOP who become participants in the Plan to make voluntary cash payments of $100 or more (up to a maximum of $2,000 for each three-month period ending on January 31, April 30, July 31 or October 31 (each, an "Investment Period")) for investment in Common Shares. Finally, the Plan permits non-shareholder employees to make limited initial purchases ($100 to $2,000) of Common Shares through the Plan.

         Common Shares to be purchased under the Plan may be made available by the Company from its authorized but unissued Common Shares or may be purchased for participants in the open market, at the Company's option. See "Purchase of Common Shares." Common Shares purchased from the Company's authorized but unissued Common Shares will provide the Company with additional funds for general corporate purposes. The Company will receive no proceeds from purchases by the Plan of any Common Shares in the open market.

Advantages to the Participant

         A participant in the Plan who authorizes reinvestment of dividends will have the cash dividends, or any designated percentage of the cash dividends, on the Common Shares held in his or her name or for his or her account under the ESOP and all of the cash dividends on the Common Shares in the Plan automatically reinvested in Common Shares at market price. See "Price of Common Shares." Participants in the Plan will not incur any brokerage commissions or service charges in connection with purchases of Common Shares under the Plan.

Full investment of dividends is possible because the Plan permits fractions of a Common Share, as well as full Common Shares, to be credited to the accounts of participants in the Plan. In addition, cash dividends paid on whole Common Shares, and any fraction of a Common Share, credited to a participant's account are reinvested in the same manner.

         Participants in the Plan will have the opportunity to make voluntary cash payments to the Plan, up to a maximum of $2,000 for each Investment Period, to be invested in Common Shares in the same manner as reinvested dividends. See "Supplemental Investments."

         Employees of the Company and its subsidiaries who are not presently shareholders of the Company may purchase Common Shares and become participants in the Plan by making an initial investment of at least $100 but not more than $2,000. See "Initial Investments by Employees."

         Participants can avoid the inconvenience, risk and expense of safekeeping certificates for the Common Shares credited to their accounts under the Plan. See "Issuance of Certificates to Participants." Quarterly statements of account are furnished to participants to provide simplified recordkeeping. See "Reports to Participants."

         Shareholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial requirements and other factors.

Administration of the Plan

         Ohio Valley Bank will administer the Plan for participants, keep records, send quarterly statements of account to participants and perform other clerical and ministerial duties relating to the Plan. Common Shares purchased under the Plan are registered in the name of Ohio Valley Bank or its nominee, as custodian, and credited to participants' accounts under the Plan.

         It is anticipated that most of the Common Shares purchased pursuant to the Plan will be purchased from the Company in the form of Common Shares that are authorized but unissued. The Company will appoint an independent agent from time to time (the "Agent") to execute purchases and sales of Common Shares on behalf of the Plan and its participants from persons other than the Company. The Agent will be a registered broker-dealer or bank as defined in Section 3(a)(6) of the Exchange Act. The Agent will not be an affiliate of the Company, and neither the Company nor any affiliate of the Company will exercise any direct or indirect control or influence over the times when, or prices at which, the Agent may purchase Common Shares for the Plan, the amount of Common Shares to be purchased, or the manner in which the Common Shares are to be purchased.

Eligibility

         All record holders of Common Shares of the Company, participants in the ESOP and employees of the Company and its subsidiaries not presently owning
Common Shares are eligible to participate in the Plan, except as described in this section. The Company reserves the right to deny participation in the Plan to any shareholder or employee who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Company, or who fails to provide documentation acceptable to the Company of his or her state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders or employees who live in certain states or in countries other than the United States. A shareholder of record who wishes to participate in the Plan must certify as to his or her state or country of residence on the Authorization Form accompanying this Prospectus and agree to notify Ohio Valley Bank if such state or country of residence changes. Upon receipt of the Authorization Form, Ohio Valley Bank will notify the shareholder or employee within a reasonable time if the Plan is not available in the state or country in which the shareholder or employee resides.

         Eligible shareholders have the option under the Plan to reinvest automatically all, or any lesser percentage, of the cash dividends on Common Shares registered in their names. The percentage of participation desired should be specified on the Authorization Form. Once the percentage of cash dividends to be reinvested by a registered shareholder has been selected, that percentage will remain in effect until the election is changed. Therefore, any increase or decrease in the number of Common Shares registered in a participant's name will result in an increase or decrease in the amount of dividends reinvested under the Plan, unless the election is changed accordingly.

         Each year, in January or February, participants in the ESOP will have the option to reinvest all, or any lesser percentage, of the cash dividends allocated to the Common Shares held in their ESOP accounts during the preceding calendar year. The percentage of reinvestment desired should be specified on the Authorization Form.

         A beneficial owner of Common Shares whose Common Shares are registered in the name of a bank, broker or nominee and who wishes to participate in the Plan must, unless he or she is a participant in the ESOP, become a shareholder of record by having Common Shares transferred into his or her name.

Entry into the Plan

         A record holder of Common Shares or a participant in the ESOP may enroll in the Plan at any time by completing and signing the appropriate Authorization Form and returning it to Ohio Valley Bank. Once enrolled in the Plan, a record holder of Common Shares will continue to be enrolled without further action, unless the participant moves to a state or country in which the Plan is not available or gives written notice to Ohio Valley Bank that the participant wishes to withdraw from participation. See "Withdrawal from the Plan."

         Employees of the Company and its subsidiaries not presently owning Common Shares may join the Plan, at any time after being furnished a copy of the Prospectus, by completing, signing and returning the Authorization Form to Ohio Valley Bank and making an initial investment in the form of a check or money order in an amount of not less than $100 nor more than $2,000.

         An Authorization Form and a postage-paid return envelope may be obtained at any time by writing to:

                    The Ohio Valley Bank Company
                    Attention: DIVIDEND REINVESTMENT AND EMPLOYEE
                         STOCK PURCHASE PLAN
                    420 Third Avenue
                    Gallipolis, Ohio 45631

Authorization Form

         Each Authorization Form authorizes Ohio Valley Bank to receive (or pay over to the Agent if Common Shares will be purchased in the open market) all, or a designated percentage, of the cash dividends on the Common Shares registered in the participant's name or held in the participant's ESOP account, as well as all cash dividends on all Common Shares credited to the participant's account under the Plan, and directs Ohio Valley Bank (or the Agent if Common Shares will be purchased in the open market) to invest such cash dividends in Common Shares under the Plan.

Participation Begins Upon Receipt of Authorization Form

         Record dates for determining the holders of Common Shares entitled to receive dividends declared on Common Shares ("Dividend Record Dates") are chosen from time to time by the Company's Board of Directors and are customarily in the months of January, April, July and October of each year (the "Dividend Months"). If a shareholder's Authorization Form is received by Ohio Valley Bank before a Dividend Record Date, the reinvestment of dividends will commence with the payment of that dividend. If an Authorization Form is received by Ohio Valley Bank on or after a Dividend Record Date, the reinvestment of dividends will not start until payment of the next dividend. Dividend Record Dates will vary from time to time, and may be chosen in months other than January, April, July and October. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to Ohio Valley Bank before the first day of a Dividend Month in which the shareholder desires to commence participation.

         Dividends received by the ESOP and allocated to the accounts of ESOP participants during the preceding calendar year are distributed to ESOP participants the following January. If an ESOP participant wishes to have any or all of such distribution invested under the Plan, the ESOP participant must deliver an Authorization Form to Ohio Valley Bank prior to February 10. See "Investment Dates."

         Initial Investments by employees must be included with a completed Authorization Form and returned to Ohio Valley Bank. Initial Investments must be received by Ohio Valley Bank ten days before an Investment Date (see "Investment Dates") in order to be used to purchase Common Shares starting on that Investment Date. See "Initial Investments by Employees."

Participants May Change Their Election

         Participants in the Plan may, at any time, change their election as to the percentage of dividends from Common Shares registered in their names which they wish to have reinvested under the Plan. To do so, a new Authorization Form must be completed and returned to Ohio Valley Bank. Changes will become effective at the next Dividend Record Date.

Supplemental Investments

         Participants in the Plan may invest in Common Shares under the Plan by making voluntary cash payments ("Supplemental Investments"). The minimum Supplemental Investment is $100, and a participant's Supplemental Investments may not exceed $2,000 per Investment Period (any three-month period ending January 31, April 30, July 31 or October 31). If a participant holds Common Shares registered in two or more different forms of his or her name (such as John A. Smith and John Allan Smith or Mary E. Smith and Mary Smith Jones) under the same social security number or other taxpayer identification number, such participant's Supplemental Investments may not exceed $2,000 for any Investment Period, notwithstanding the fact that such participant's Common Shares are registered in different names.

         Supplemental Investments must be received by Ohio Valley Bank no later than ten days prior to an Investment Date to be invested beginning on that Investment Date. See "Investment Dates." Otherwise, the Supplemental Investments will be held by Ohio Valley Bank and invested starting on the earlier of (a) the last business day of February, May, August or November, as appropriate, or (b) the next Investment Date. However, if Common Shares are not purchased within 35 days of the receipt of a Supplemental Investment, Ohio Valley Bank will mail to each participant a check in the amount of any such unapplied Supplemental Investments, without interest. See "Purchase of Common Shares." As in the case of purchases of Common Shares made through the reinvestment of cash dividends, participants will not incur any brokerage commissions or service charges in connection with Common Shares purchased with Supplemental Investments. Common Shares purchased with Supplemental Investments will be held, and the dividends from such Common Shares will be reinvested, in the same manner as all other Common Shares purchased through the Plan.

         A shareholder may make an initial Supplemental Investment by enclosing a check or money order with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order to Ohio Valley Bank together with a payment form which will accompany each statement of account. All checks and money orders for Supplemental Investments should be made payable to "The Ohio Valley Bank Company, Administrator for the Ohio Valley Banc Corp. Dividend Reinvestment and Employee Stock Purchase Plan." Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.

         NO INTEREST WILL BE PAID ON SUPPLEMENTAL INVESTMENTS PENDING INVESTMENT. Participants should transmit Supplemental Investments so as to reach Ohio Valley Bank shortly (but not less than ten days) before an Investment Date.

         Supplemental Investments received by Ohio Valley Bank will be transmitted to a segregated escrow account for the benefit of the participants in the Plan. The escrow account will not be subject to any liens, any creditor claims, any bankruptcy proceedings if the Company files for bankruptcy, or any other claims against the Company. Such Supplemental Investments will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

         Any Supplemental Investment will be refunded if a written request for a refund is received by Ohio Valley Bank no later than 48 hours prior to the Investment Date on which the Supplemental Investment would otherwise begin to be invested. However, no refund of a check or money order will be made until the funds have actually been received by Ohio Valley Bank. Accordingly, such refunds may be delayed several weeks from the original date of the request.

Initial Investments by Employees

         Employees of the Company and its subsidiaries may become participants in the Plan by making Initial Investments in an amount of at least $100 and not more than $2,000. Initial Investments must be paid in the form of a check or money order made payable to "The Ohio Valley Bank Company, Administrator for the Ohio Valley Banc Corp. Dividend Reinvestment and Employee Stock Purchase Plan," included with a completed Authorization Form and returned to Ohio Valley Bank. The amount of the Initial Investment made by an employee will be counted against the amount of Supplemental Investments which such employee may otherwise make during the Investment Period in which the Initial Investment is made.

         All Initial Investments received by Ohio Valley Bank will be transmitted to a segregated escrow account maintained for the benefit of Plan participants by the opening of business on the next business day if received before noon on a particular day and by noon of the next business day if received after noon on a particular day.

         Initial Investments must be received by Ohio Valley Bank no later than ten days prior to an Investment Date to be invested beginning on that Investment Date. See "Investment Dates." Otherwise, the Initial Investments will be held by Ohio Valley Bank and invested starting on the earlier of (a) the last business day of February, May, August or November, as appropriate, or (b) the next Investment Date. However, if Common Shares are not purchased within 35 days of the receipt of an Initial Investment, Ohio Valley Bank will return to each employee the amount of any such unapplied Initial Investments, without interest. See "Purchase of Common Shares." Upon an employee's written request received by Ohio Valley Bank at least 48 hours prior to the applicable Investment Date, an Initial Investment will be returned to the employee. However, no refund of a check or money order will be made until the funds have been actually received by Ohio Valley Bank.

         As in the case of purchases of Common Shares made through the reinvestment of cash dividends, employees will not incur any brokerage commissions or service charges in connection with Common Shares purchased with Initial Investments.

Payroll Deductions by Employees

         Employees of the Company and its subsidiaries may make Supplemental Investments to their accounts under the Plan of not less than $20 per pay period by means of payroll deductions. To initiate payroll deductions, an employee must complete a Payroll Deduction Authorization Form and return it to the Human Resources Department at Ohio Valley Bank. Forms will be processed and become effective as promptly as practical.

         Once an employee has begun payroll deductions, the funds represented by such payroll deductions will be forwarded by the Human Resources Department for investment as Supplemental Investments under the Plan at such time prior to an Investment Date as at least $100 in payroll deductions have been accumulated for the employee. See "Supplemental Investments."

         An employee may increase, decrease or cease his or her payroll deductions at any time by giving written notice to the Human Resources
Department at Ohio Valley Bank and by completing a new Payroll Deduction Authorization Form indicating the changes.

Investment Dates

         The Plan's Investment Dates are the tenth of February, May, August and November. However, if the tenth is not a day on which the Company is open for business, the applicable Investment Date will be (a) the immediately preceding day on which the Company is open for business, in the case of the purchase of Additional Shares under the Plan directly from the Company or (b) the next day on which the Company is open for business, in the case of the purchase of Common Shares under the Plan by the Agent in the open market. In addition, if (1) Ohio Valley Bank receives funds from Initial Investments and Supplemental Investments less than ten days prior to one of the Investment Dates described in the preceding sentence but before the last business day of February, May, August or November, as appropriate, and (2) such funds would be sufficient to purchase at least 100 Common Shares, those funds will be invested beginning on the last business day of February, May, August and November, as appropriate. In any event, if Common Shares are not purchased within 35 days of the receipt of funds representing Initial Investments or Supplemental Investments, Ohio Valley Bank will return to each employee and each participant the amount of any such unapplied funds, without interest.

Payment for Dividends by the Company to Ohio Valley Bank

         As and when dividends are paid on Common Shares, the Company will promptly pay to Ohio Valley Bank all, or the designated percentage, of the cash dividends payable in respect of the Common Shares held of record by participants in the Plan and all Common Shares credited to participants' accounts under the

Plan, subject to any applicable tax withholding requirements. See "Federal Income Tax Consequences." Dividends paid on Common Shares held in the accounts of ESOP participants will be distributed or reinvested each January or February as directed by the ESOP participants.

Purchase of Common Shares

         On each Investment Date, the Company will make Common Shares available for purchase under the Plan from its authorized but unissued Common Shares ("Additional Shares"). Alternatively, the Company may choose, in its sole discretion, that Common Shares to be purchased under the Plan will be purchased in the open market. To the extent the Company is making Additional Shares available for purchase under the Plan, Ohio Valley Bank will purchase such Common Shares from the Company. To the extent the Company is not making Additional Shares available for purchase under the Plan, the Agent will purchase Common Shares in the open market.

         For purchases made in the open market, on each Investment Date, Ohio Valley Bank will pay over to the Agent all dividends received from the Company in respect of participants' Common Shares, together with all Initial Investments and all Supplemental Investments received at least ten days before the Investment Date. See "Payment for Dividends by the Company to Ohio Valley Bank," "Supplemental Investments," and "Initial Investments by Employees." The Agent will use these funds to purchase Common Shares on that Investment Date or as promptly as practicable thereafter.

         Notwithstanding the foregoing, the Company may not change its determination that Common Shares purchased under the Plan will be purchased from Additional Shares or in the open market more than once in any three-month period. In addition, the Company may not change such determination unless the Company's Board of Directors documents that the Company's need to raise additional capital has changed, or that there is another valid reason for such change.

         If at any time the Company determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase Common Shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither the Company nor Ohio Valley Bank shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if Common Shares are not purchased: (i) within 30 days after a dividend payment date; or (ii) within 35 days of the receipt of an Initial Investment or a Supplemental Investment, Ohio Valley Bank will mail to each participant or employee, as appropriate, a check in the amount of any such unapplied cash dividends, Initial Investments or Supplemental Investments, without interest.

Price of Common Shares

         The market for the Common Shares is not highly active and trading has historically been limited. Except as provided below, the price of Additional Shares purchased from the Company under the Plan with reinvested dividends, Initial Investments or Supplemental Investments will be the current market price, which will be the average of the closing bid and asked prices established by The Ohio Company (or such other broker, registered with the Commission, as the Board of Directors of the Company may designate from time to time) for the five business days immediately preceding the purchase date. Notwithstanding the foregoing, in the event that a stock split (a "Stock Split") of the Common Shares is declared such that the ex-dividend date for such Stock Split is the business day next following the payment date for such Stock Split, the price per Common Share purchased from the Company under the Plan with reinvested dividends from any cash dividend (the "Cash Dividend") having a record date and payment date the same as the record date and payment date, respectively, for the Stock Split shall be the closing price per Common Share on the record date for the Cash Dividend and Stock Split, adjusted to account for the Stock Split. The price of any Common Shares purchased for participants in the open market will be the average purchase price of such Common Shares.

Number of Common Shares Purchased for Each Participant

         Common Shares purchased with reinvested dividends, Initial Investments and Supplemental Investments will be allocated by Ohio Valley Bank among the accounts of all participants in the Plan. The number of Common Shares that will be allocated to a participant's account following any purchase date will depend on the amount of the participant's dividends, Initial Investments (if any) and Supplemental Investments (if any) available for investment on such date and the purchase price of the Common Shares. Each participant's account will be credited with the number of Common Shares (including any fractional share computed to five decimal places) that results from dividing the total funds to be invested for the participant by the applicable purchase price.

Costs of Participation

         The Company will pay most costs of administering the Plan. Persons purchasing Common Shares through the Plan will incur no brokerage commissions or service charges in connection with such purchases. Participants who request that the Common Shares credited to their accounts under the Plan be sold on the open market will be required to pay all applicable brokerage commissions with respect to any Common Shares sold. The latest schedule of applicable brokerage commissions may be obtained from Ohio Valley Bank. See "Sale of Common Shares Held in Plan Account."

Sale of Common Shares Held in Plan

         A participant may request in writing that any or all Common Shares credited to his or her account in the Plan be sold on the open market. Any such request must be signed by the participant with his or her signature guaranteed by any officer of an entity which qualifies as "eligible guarantor institution" for purposes of Rule 17Ad-15 under the Exchange Act (e.g., a bank, broker, credit union, clearing agency or savings association) and mailed to Ohio Valley Bank. Upon receipt of the written request of a participant, Ohio Valley Bank will cause the Agent to sell on the open market the number of whole Common Shares designated for sale in the written request. A participant who instructs Ohio Valley Bank to cause his or her Common Shares to be sold on the open market will pay any related brokerage commissions, which will be deducted from the proceeds of the sale. It is anticipated that such brokerage commissions will total approximately 1% to 5% of the aggregate price of the Common Shares sold, depending upon the number of Common Shares sold. Cash payments for fractional Common Shares will be paid to the participant by Ohio Valley Bank based on the selling price of the whole Common Shares. No brokerage commissions or other service charges will be deducted from cash payments to be made with respect to fractional Common Shares. In addition, if the Company or Ohio Valley Bank purchases from a participant in the Plan any of the Common Shares credited to the account of such participant, no brokerage commissions or other service charges will be payable by such participant. See also "Withdrawal from the Plan."

Reports to Participants

         Each quarter, Ohio Valley Bank will mail to each participant a statement showing the amount invested (from dividends and from Initial Investments and Supplemental Investments), the purchase price, the number of Common Shares purchased, and other similar information for the year to date. These statements are the participant's record of the costs of the purchases of Common Shares made for the participant's account under the Plan and should be retained for income tax purposes. In addition, participants will receive the most current Prospectus for the Plan and all communications sent to the Company's shareholders, including the Company's quarterly and annual reports to shareholders, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

Issuance of Certificates to Participants

         The number of Common Shares credited to a participant's account under the Plan will be shown on the participant's quarterly statement. Common Shares purchased under the Plan for the accounts of participants will be registered in the name of Ohio Valley Bank or one of its nominees. Certificates for such Common Shares will not be issued to participants unless requested. This custodial service will help protect participants against the risk of loss, theft or destruction of the share certificates.

         Certificates for any number of whole Common Shares credited to a participant's account under the Plan will be issued at any time upon the participant's written request to Ohio Valley Bank. Any remaining whole Common Shares and fractions of a Common Share will continue to be credited to the participant's account. Certificates for fractional Common Shares will not be issued under any circumstances. A participant will receive a cash payment in lieu of any fractional Common Share credited to the participant's account under the Plan in the event of withdrawal from, or termination of, the Plan. See "Withdrawal from the Plan" and "Modification and Termination of the Plan."

         A participant's account under the Plan will be maintained in the name in which the participant's Common Shares were registered at the time the participant enrolled in the Plan or, in the case of a non-shareholder employee, the name specified on the Authorization Form. Certificates issued at the participant's request will be similarly registered, and dividends paid on Common Shares represented by such certificates will continue to be reinvested in accordance with the Plan.

         Common Shares credited to a participant's account under the Plan may not be pledged. A participant who wishes to pledge Common Shares credited to the participant's account must request that a certificate for such Common Shares be issued in the participant's name.

Certificates Held by Participants May Be Deposited into the Plan

         Shareholders can deposit Common Shares presently registered in their names into the Plan if they have elected full dividend reinvestment on the
Authorization Form. Depositing Common Shares with the Plan will enable shareholders to receive one statement showing their total ownership of the Company's Common Shares and eliminate any expense or inconvenience related to safekeeping their Common Shares in certificate form. In order to deposit Common Shares with the Plan, a shareholder must complete and execute the stock transfer instructions on the reverse of each share certificate and deliver the certificate with a written request for Ohio Valley Bank to deposit the Common Shares in the Plan.

Gift/Transfer of Common Shares Within the Plan

         Beginning as soon as administratively practicable after October 1, 1997, participants in the Plan will be permitted to change the ownership of all or part of their Common Shares held under the Plan. If a participant wishes to change the ownership of all or part of his or her Common Shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing a properly completed and executed Transfer of Stock Form to Ohio Valley Bank. Transfers of less than all of a participant's Common Shares must be made in whole share amounts. No fraction of a Common Share may be transferred unless a participant's entire account under the Plan is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Share certificates, including the requirement of a signature guarantee by an eligible guarantor institution. Transfer of Stock Forms are available upon request from Ohio Valley Bank.

         Common Shares transferred by a participant to another person will continue to be held by Ohio Valley Bank under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant in the Plan, and the transferee will automatically be enrolled in the Plan. If the transferee is not already a participant in the Plan, all dividends on Common Shares transferred to the transferee's account under the Plan will be reinvested under the terms of the Plan.

         Each transferee will receive a statement showing the number of Common Shares transferred to, and held in, his or her account under the Plan.

Sale or Transfer of Common Shares Registered in a Participant's Name

         If a participant sells or transfers all Common Shares registered in the participant's name (those for which the participant holds certificates), dividends on the Common Shares credited to the participant's account under the Plan will continue to be reinvested, until the participant notifies Ohio Valley Bank that the participant wishes to withdraw from the Plan. However, if a participant then holds less than one full Common Share in the Plan, his or her participation in the Plan will be automatically terminated and Ohio Valley Bank will make a cash payment to the participant for the remaining fractional Common Share. The payment price will be calculated as described in "Withdrawal from the Plan."

Stock Dividends, Stock Splits and Subscription Rights

         Any stock dividends or stock splits (including fractional Common Shares) distributed by the Company on Common Shares credited to a participant's account under the Plan will be added to that account. Stock dividends or splits distributed on Common Shares not held in the Plan will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan. In the event the Company makes available to its shareholders rights to subscribe to additional Common Shares, debentures or other securities, the full Common Shares held for a participant under the Plan will be added to other Common Shares held by the participant in calculating the number of rights to be offered such participant.

Voting of Common Shares in the Plan

         Any Common Shares held in the Plan for a participant will be voted as the participant directs. For each meeting of shareholders, a participant will receive a proxy card which will enable the participant to vote all the Common Shares registered in the participant's own name and all Common Shares credited to the participant's account under the Plan (including fractions of a Common Share calculated to five decimal places) as of the record date for the meeting. Common Shares held under the Plan may also be voted in person at the meeting in the same manner as Common Shares registered in the participant's own name.

Withdrawal from the Plan

         A participant may withdraw from the Plan at any time by notifying Ohio Valley Bank in writing that the participant wishes to withdraw from participation. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the receipt of such notice of withdrawal by Ohio Valley Bank.

         Upon a participant's withdrawal from the Plan, or upon termination of the Plan by the Company, a certificate for the total number of whole Common Shares credited to a participant's account under the Plan will be delivered to the participant and cash payment will be made for any fraction of a Common

Share. Cash payments for fractional Common Shares under the Plan will be based on the current market price which will be the average of the closing bid and asked prices established by The Ohio Company (or such other broker, registered with the Commission, as the Board of Directors of the Company may designate from time to time) for the five business days immediately preceding the date a written withdrawal request is received by Ohio Valley Bank. No brokerage commissions or other service charges will be deducted from cash payments to be made with respect to fractional Common Shares. Upon withdrawal from the Plan, a participant may request that all Common Shares, both whole and fractional, credited to his or her account in the Plan, be sold on the open market. See "Sale of Common Shares Held in Plan Account."

         Generally, a former participant may rejoin the Plan at any time. However, the Company reserves the right to reject any Authorization Form from a previous participant on the grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

Death of a Participant

         In the event of death, a participant's account under the Plan will continue and dividends will continue to be reinvested until Ohio Valley Bank receives instructions from a duly authorized representative of the participant's estate. Please contact Ohio Valley Bank for additional information and assistance.

Modification and Termination of the Plan

         The Company reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not affect any previously executed transactions. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as it deems desirable or appropriate for the administration of the Plan.

         Upon termination of the Plan, each participant will receive a certificate for all whole Common Shares, and a cash payment for any fraction of a Common Share, credited to the participant's account under the Plan as of the date of termination. The cash payment will be based on the market price of the Common Shares on the termination date. See "Withdrawal from the Plan." Each participant will also receive any uninvested Initial Investments and Supplemental Investments.

Responsibility of Ohio Valley Bank and the Company

         The Company and Ohio Valley Bank, in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of the failure to terminate a participant's account under the Plan upon such participant's death before Ohio Valley Bank's actual receipt of a notice in writing of such death from a person authorized to give such notice and (b) with respect to the prices at which Common Shares are purchased or sold for a participant's account and the times when such purchases or sales are made.

         All transactions in connection with the Plan will be governed by the laws of the State of Ohio.

         THE COMPANY CANNOT ASSURE PARTICIPANTS OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON COMMON SHARES PURCHASED UNDER THE PLAN.

Correspondence Regarding the Plan

         All correspondence regarding the Plan should be addressed to:

                  The Ohio Valley Bank Company
                  Attention: DIVIDEND REINVESTMENT AND EMPLOYEE
                    STOCK PURCHASE PLAN
                  420 Third Avenue
                  Gallipolis, OH  45631
                  Telephone: (614) 446-2631


Federal Income Tax Consequences

         The following is a brief summary of some of the principal federal income tax considerations applicable as of the date of this Prospectus to participation in the Plan.

         In general, participants in the Plan will have the same federal income tax consequences with respect to dividends as shareholders not participating in the Plan. A participant will be treated for federal income tax purposes as having received on each dividend payment date a dividend equal to the full amount of the cash dividends payable on both the Common Shares registered in the participant's own name and the Common Shares held through the Plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of Common Shares for the participant's account under the Plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by the Company on a participant's behalf is to be treated as a distribution to the participant which is subject to income tax in the same manner as dividends. The sum of those amounts becomes the participant's cost basis for those Common Shares.

         Each employee of the Company and its subsidiaries who purchases Common Shares through payroll deductions or with dividends allocated to such employee's ESOP account will recognize the same amount of compensation (wages) and other income for federal income tax purposes as such employee would have recognized had he or she not purchased Common Shares through payroll deductions or with ESOP dividends, even though the amount of payroll deductions or ESOP dividends is not paid to the employee in cash but instead is applied to the purchase of

Common Shares for the employee's account under the Plan. An employee's payroll deductions and reinvestment of an employee's ESOP dividends will, therefore, be made on an "after-tax" basis.

         Each employee of the Company and its subsidiaries who makes an Initial Investment and each participant who makes a Supplemental Investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the Common Shares with the Initial Investment or Supplemental Investment. Both an employee's Initial Investment and a participant's Supplemental Investment will be made on an "after-tax" basis; therefore, the amount of any such Investment will not be deducted or excluded from the employee's or participant's compensation or other income otherwise paid by the Company. The participant's cost basis in any Common Shares purchased with Initial Investments or Supplemental Investments will be the cost of the Common Shares, including any brokerage commissions paid by the Company on the participant's behalf.

         Each statement of account under the Plan will show the price per share to the participant of Common Shares purchased with reinvested dividends, Initial Investments and Supplemental Investments. That price, which will include the brokerage commissions paid by the Company on behalf of the participant on Plan purchases of Common Shares, is the federal income tax cost basis to the participant of Common Shares acquired under the Plan. The statement of account will also show the date on which Common Shares purchased under the Plan were credited to the participant's account. A participant's holding period for Common Shares purchased under the Plan generally will begin on the date following the date on which Common Shares are credited to the participant's Plan Account.

         Information forms (Forms 1099-DIV) will be mailed to Plan participants each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the participant's federal income tax return.

         Reinvested dividends are not subject to withholding unless (a) a participant fails to give the participant's social security or tax identification number to the Company, (b) the Internal Revenue Service notifies the Company that the participant is subject to tax withholding or (c) the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding if such certification is required. If a participant is a shareholder whose dividends are subject to tax withholding, the Company will apply toward the purchase of Common Shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The participant's statement of account under the Plan will indicate the amount of tax withheld.

         A participant will not recognize any taxable income upon receipt of a certificate for whole Common Shares credited to the participant's account under the Plan, whether upon request for such a certificate, upon the participant's termination of an account under the Plan or upon termination of the Plan. However, a participant may recognize a gain or loss upon receipt of a cash payment for whole Common Shares or a fractional share credited to a Plan account when that account is terminated by the participant, when Common Shares credited to the Plan account are sold or when the Plan is terminated. A gain or loss may also be recognized upon a participant's disposition of Common Shares received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional Common Shares and the cost basis of the Common Shares. Generally, gain or loss recognized on the disposition of Common Shares acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

         PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR TAX SITUATIONS AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF DIVIDENDS AND PURCHASES OF COMMON SHARES UNDER THE PLAN, THE PARTICIPANTS' COST BASIS AND HOLDING PERIOD FOR COMMON SHARES ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX TREATMENT OF ANY GAIN OR LOSS REALIZED ON THE DISPOSITION OF COMMON SHARES.

                                 USE OF PROCEEDS

         The Company has no basis for estimating precisely either the number of Common Shares that ultimately will be sold pursuant to the Plan or the prices at which such Common Shares will be sold. However, the Company proposes to use the net proceeds from the sale of any authorized but unissued Common Shares pursuant to the Plan, when and as received, for general corporate purposes.

                                THE COMMON SHARES

         The Company is authorized to issue 5,000,000 Common Shares, each without par value, of which 1,777,707 Common Shares were issued and outstanding on June 30, 1997. The Company's Common Shares are quoted on The Nasdaq Stock Market.

General

         Holders of the Company's Common Shares are entitled: (1) to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution; (2) to one vote per share on each matter properly submitted to shareholders for their vote; and (3) to participate ratably in the net assets of the Company in the event of liquidation, after the payment of liabilities. Holders of the Company's Common Shares do not have the right to vote cumulatively for the election of directors. Holders of Common Shares have no preemptive or conversion rights and are not subject to further calls or assessments by the Company.

         The Company has the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, Common Shares of the Company previously issued; however, the Company may not repurchase its Common Shares if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the Company is insolvent or would be rendered insolvent by such a purchase.

Provisions in Amended Articles and Regulations Which May Be Deemed to Have Anti-Takeover Effects

         The Amended Articles and the Regulations of the Company contain the following provisions which may be deemed to have anti-takeover effects:

         (1) Unless at least two-thirds of the whole authorized number of directors of the Company recommend their approval, the following actions require the affirmative vote of the holders of 80% of the Company's voting power: (a) amendments of the Company's articles or adoption of amended articles; (b) amendment of the Company's regulations or adoption of new regulations; (c) a merger or a consolidation of the Company with or into another corporation; (d) a combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval; (e) a sale, lease or exchange of all or substantially all of the assets of the Company; (f) a dissolution of the Company; or (g) a proposal to fix or change the number of directors by action of the shareholders. If such actions are approved by two-thirds of the whole authorized number of directors of the Company, then such actions must be approved by shareholders of the Company holding a majority of its voting power.

         (2) Unless minimum price requirements are complied with and a proxy statement is submitted to the shareholders for the purpose of soliciting shareholder approval of the transaction, the Amended Articles require an enlarged majority vote for approval of mergers, business combinations and other similar transactions with holders of shares representing at least 20% of the voting power of the Company entitled to vote in the election of directors.

         (3) The Regulations classify the Board of Directors providing for three-year terms and the Amended Articles eliminate cumulative voting for directors.

         (4) A procedure is established for nominating candidates for election to the Board of Directors of the Company.

         (5) Directors may be removed only by the affirmative vote of the holders of 80% of the Company's voting power at an election of directors, and only for cause.

         The Company is an Ohio chartered corporation and, therefore, is subject to the provisions of Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Statute"). The Ohio Control Share Acquisition Statute requires shareholder approval of any proposed "control share acquisition" of the Company. A "control share acquisition" is the acquisition, directly or indirectly, by any person (including any individual, partnership, corporation, society, association, limited liability company or two or more persons having a joint or common interest) of shares of a corporation that, when added to all of the shares of the corporation that may be voted, directly or indirectly, by the acquiring person, would entitle such person to exercise or direct the exercise of 20% or more (but less than 33 1/3%) of the voting power of the corporation in the election of directors or 33 1/3% or more (but less than a majority) of such voting power or a majority or more of such voting power. The control share acquisition must be approved in advance by the holders of at least a majority of the voting power of the Company in the election of directors represented at a meeting at which a quorum is present and by the holders of a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the Company and by directors of the Company who are also employees of the Company. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the date of the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares.

         The Company is also subject to Chapter 1704 of the Ohio Revised Code (the "Ohio Merger Moratorium Statute") which prohibits certain business combinations and transactions between "an issuing public corporation" (the Company is one) and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the Board of Directors of the Company approves either (i) the transaction or (ii) the acquisition of the Company's shares that resulted in the person becoming an "Interested Shareholder", in each case before the Interested Shareholder became such. Examples of transactions regulated by the Ohio Merger Moratorium Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (a) the Board of Directors approves the transaction,
(b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the Company (or a different proportion set forth in the articles of incorporation) including a majority of the outstanding shares after excluding shares controlled by the Interested Shareholder, or (c) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.


                             REPORTS TO SHAREHOLDERS

         Shareholders of the Company receive Annual Reports containing audited consolidated financial statements with the report of the Company's independent certified public accountants. Shareholders also receive quarterly reports containing unaudited interim financial statements and other information.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article FIVE of the Company's Regulations authorizes the Company to indemnify any officer or director who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person is or was an officer, director, employee or agent of the Company. The Company may indemnify any such officer or director for expenses, judgments and fines incurred and amounts paid in settlement by that person only if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or had no reasonable cause to believe his conduct was unlawful in a criminal action.

         Indemnification can only be provided (1) by the majority vote of a quorum of directors of the Company who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by disinterested, independent legal counsel, or
(3) by a majority vote of a quorum of shareholders of the Company, or (4) by the Court of Common Pleas of Gallia County, Ohio, or, if the Company is a party thereto, the court in which such action, suit or proceeding was brought.

         The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

         Division (E) of Section 1701.13 of the Ohio Revised Code also provides for the authority of the Company to indemnify a director, officer, employee or agent of the Company. The statutory provision is very similar, but not identical, to the language contained in Article FIVE of the Regulations.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Legal matters in connection with the issuance of the Common Shares under the Plan will be passed upon by the firm of Vorys, Sater, Seymour and Pease, Columbus, Ohio.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiaries as of December 31, 1996 and for the three years then ended, incorporated by reference in this Prospectus and in the Registration Statement, have been incorporated in this Prospectus and in the Registration Statement in reliance upon the report of Crowe, Chizek and Company, LLP, independent certified public accountants, also incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of expenses in connection with the issuance and distribution of the securities registered on this Registration Statement on Form S-3, all of which have been and will be borne by the Company:

         Securities and Exchange Commission
           registration fee.................................         $  3,145
         State securities registration fees.................         $  1,000 *
         Printing expenses..................................         $  2,500 *
         Legal fees and expenses............................         $ 15,000 *
         Accounting fees....................................         $  3,000 *
                                                                       --------

         Total    ..........................................         $ 24,645 *
                                                                       ========
---------------

         *Estimated

Item 15. Indemnification of Directors and Officers.

         Division (E) of Section 1701.13 of the Ohio Revised Code and Article FIVE of the Company's Regulations relate to indemnification of the Company's directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their respective duties.

         Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

         (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum  described  in  division  (E)(4)(a)  of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c)      By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination  made by the  disinterested  directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i)      Repay  such  amount  if it is  proved  by  clear  and
                           convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to division (E)(5), (6) and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Article FIVE of the Company's Regulations provides as follows:

         Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

         Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Gallia County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

         (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under
Section 5.01; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

         Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of heirs, executors, and administrators of such a person.

         Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

         (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

         Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Gallia County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Gallia County, Ohio in any such action, suit or proceeding.

         The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16.          Exhibits.

Exhibit Number      Description
--------------      -----------

4(a) Amended Articles of Ohio Valley Banc Corp. (Incorporated herein by reference to the Company's Current Report on Form 8-K, filed November 6, 1992 (File No. 2-71309) [Exhibit 3a])

4(b) Code of Regulations of Ohio Valley Banc Corp. (Incorporated herein by reference to the Company's Current Report on Form 8-K, filed November 6, 1992 (File No. 2-71309) [Exhibit 3b])

5                   Opinion of Vorys, Sater,  Seymour and Pease, counsel to Ohio
                    Valley Banc Corp.

23(a)               Consent of Crowe, Chizek and Company LLP

23(b) Consent of Vorys, Sater, Seymour and Pease, counsel to Ohio Valley Banc Corp.

24 Powers of Attorney (Incorporated herein by reference to the Company's Registration Statement on Form S-3, filed May 4, 1993 (File No. 33-62010) [Exhibit 24])

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gallipolis, State of Ohio, on the 29th day of July, 1997.

                             OHIO VALLEY BANC CORP.


                             By       /s/ James L. Dailey
                               --------------------------------------------
                                      James L. Dailey,
                                      Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                  Date
---------                          -----                                  ----

/s/ James L. Dailey                Chairman, Chief Executive            7/29/97
---------------------------        Officer, and Director
James L. Dailey

*Jeffrey E. Smith                  President, Chief Operating           *
                                   Officer, Treasurer and Director

*Keith R. Brandeberry, M.D.        Director                             *

*W. Lowell Call                    Director                             *

*Robert H. Eastman                 Director                             *

*Merrill L. Evans                  Director                             *

*Morris E. Haskins                 Director                             *

*Warren F. Sheets                  Director                             *

*Thomas E. Wiseman                 Director                             *

*By      /s/ James L. Dailey
   ----------------------------
         James L. Dailey,
         Attorney-in-Fact

Date:  July 29, 1997

                                  EXHIBIT INDEX


Exhibit No.   Description                                   Page No.
-----------   -----------                                   --------
  4(a)        Amended Articles of Ohio Valley       Incorporated herein by
              Banc Corp.                            reference to the Current
                                                    Report on Form 8-K of Ohio
                                                    Valley Banc Corp., filed
                                                    November 6, 1992 (File No.
                                                    2-71309)[Exhibit 3a]

  4(b)        Code of Regulations of Ohio Valley    Incorporated herein by
              Banc Corp.                            reference to the Current
                                                    Report on Form 8-K of Ohio
                                                    Valley Banc Corp., filed
                                                    November 6, 1992 (File No.
                                                    2-71309)[Exhibit 3b]

   5          Opinion of Vorys, Sater, Seymour      Pages 35 and 36
              and Pease, counsel to Ohio Valley
              Banc Corp.

  23(a)       Consent of Crowe, Chizek and Company  Pages 37 and 38
              LLP

  23(b)       Consent of Vorys, Sater, Seymour      Filed as part of Exhibit 5
              and Pease, counsel to Ohio Valley
              Banc Corp.

   24         Powers of Attorney                    Incorporated herein by
                                                    reference to the
                                                    Registration Statement on
                                                    Form S-3 of Ohio Valley Banc
                                                    Corp., filed May 4, 1993
                                                    (Registration No. 33-62010)
                                                    [Exhibit 24]